Exhibit 7.1 to Form F-10

(Exhibit 4.1 to Form F-4)

TR FINANCE LLC,

as Issuer,

and

THOMSON REUTERS CORPORATION,

as a Guarantor Party,

and

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as U.S. Trustee

Indenture

Dated as of [ ], 2025

TR FINANCE LLC

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of [ ], 2025

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	607
	(a)(2)	607
	(b)	606
§ 312	(a)	701
§ 314	(a)(1)	Section 702
	(a)(4)	1004
	(c)(1)	102
	(c)(2)	102
	(e)	102
§ 315	(b)	502
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	503, 513
	(a)(1)(B)	514
	(b)	509
	(c)	104(d)
§ 317	(a)(1)	504
	(a)(2)	505
	(b)	1003
§ 318	(a)	111

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

(continued)

(continued)

(continued)

(continued)

v

(continued)

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

This INDENTURE is dated as of [ ], 2025 and is entered into among TR Finance LLC, a limited liability company formed under the laws of the State of Delaware (herein called the “Company”), having its principal office at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States, Thomson Reuters Corporation, a corporation duly organized and existing under the laws of the Province of Ontario, Canada (herein called “TRC”), having its principal office at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada, West Publishing Corporation, a corporation formed under the laws of the State of Minnesota (herein called “West Publishing”), having its principal office at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States, Thomson Reuters Applications Inc., a corporation formed under the laws of the State of Delaware (herein called “Thomson Reuters Applications”), having its principal office at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States, Thomson Reuters (Tax & Accounting) Inc., a corporation formed under the laws of the State of Texas (herein called “Thomson Reuters (Tax & Accounting)” and together, with West Publishing and Thomson Reuters Applications, the “Subsidiary Guarantors”), having its principal office at 2395 Midway Road, Carrollton, Texas 75006, United States, Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, as trustee (herein called the “Canadian Trustee”), having its principal office at 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario M5J 2Y1, Canada, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (herein called the “U.S. Trustee”), having its principal office at Trust & Agency Services, 1 Columbus Circle, Mail Stop NYC01-0417, 10019-8735 New York, NY 10019, United States. The Canadian Trustee and the U.S. Trustee are also individually referred to in this Indenture as a “Trustee”.

RECITALS OF THE COMPANY, TRC AND THE SUBSIDIARY GUARANTORS

The Company, TRC, the Subsidiary Guarantors, the Canadian Trustee and the U.S. Trustee wish to enter into a trust indenture providing for the creation and issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series as provided therein.

This Indenture is subject to and shall be governed by the applicable provisions of the Trust Indenture Legislation.

All things necessary to make this Indenture a valid agreement of the Company, TRC and the Subsidiary Guarantors in accordance with its terms, have been done.

The foregoing recitals are made as representations and statements of fact by the Company, TRC and the Subsidiary Guarantors and not by the Canadian Trustee or the U.S. Trustee.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms used principally in Article Three, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of such Security specified herein or therein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 611 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, U.S. Code or any other U.S. federal or state law relating to bankruptcy, arrangement, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors, or the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law relating to, or the law of any other jurisdiction relating to, bankruptcy, arrangement, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors.

“Benefited Party” has the meaning specified in Section 1301.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by an officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other location referred to in this Indenture, expressly or impliedly, which shall include Toronto, Ontario and New York, New York, hereunder, or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other such location are authorized or obligated by law or executive order to close.

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the first paragraph of this Indenture until a successor Canadian Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“CDS” means CDS Clearing and Depository Services Inc., or its successor.

“Central Register” has the meaning specified in Section 305.

“Central Security Registrar” has the meaning specified in Section 305.“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture and any Co-Obligor, until a successor Person to either of them shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall include such successor Person and not the predecessor to such Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an officer of the Company and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other Currency unit) both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the Euro or (iii) any Currency unit (or composite Currency) other than the Euro for the purposes for which it was established.

“Co-Obligor” has the meaning specified in Section 901(a)(2).

“Corporate Trust Office” means the principal corporate trust office of a Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is the applicable address specified in the first paragraph of this Indenture, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of such Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1203.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to Securities of a certain series.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1202.

“Depositary” means with respect to the Securities of any series issuable or issued in the form of one or more Securities, the Person designated as Depositary by the Company pursuant to Section 305 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or Currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, or its successor.

“Euro” means the single Currency of the participating member states from time to time of the European Union described in legislation of the European Counsel for the Operation of a single unified European Currency (whether known as the Euro or otherwise).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 301 or Section 311.

“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by an officer of the Company.

“Executed Documentation” has the meaning specified in Section 120.

“First Currency” has the meaning specified in Section 115.

“Foreign Currency” means any Currency other than Currency of the United States.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if TRC hereafter determines to prepare its principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guaranteed Obligations” has the meaning specified in Section 1301.

“Guarantor Parties” means, collectively, TRC and the Subsidiary Guarantors, together with any other guarantor that may be designated for a series of Securities hereunder, and “Guarantor Party” means any one of them.

“Guarantee” means the guaranty of the Guaranteed Obligations by each of the Guarantor Parties pursuant to Article Thirteen.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 114.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a Currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant Currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, Toronto, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, Toronto, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Notice of Default” has the meaning specified in Section 501.

“Officer’s Certificate” means a certificate signed by an officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel containing the information specified in Section 102, who may be counsel for the Company and/or any of the Guarantor Parties, including an employee of any of them (except in the case of an Opinion of Counsel delivered pursuant to Section 1204 or as otherwise provided), and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 503.

“Other Currency” has the meaning specified in Section 115.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustees proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by Trust Indenture Legislation, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 503, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which are certified to the Trustee as so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Privacy Laws” has the meaning specified in Section 618.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date, if any, specified for that purpose as contemplated by Section 301.“Repayment Date” means, when used with respect to any Security to be repaid in whole or in part at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 114.

“Responsible Officer”, when used with respect to any Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of such Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Secretary”, when used with respect to the Company, means the Secretary or an Assistant Secretary of the Company.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Security registered in the Security Register and authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Interest” means any mortgage, pledge, lien, encumbrance, conditional sale or other title retention agreement, or other similar security interest.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution as the case may be.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation, limited liability company, partnership, association or other entity (whether incorporated or unincorporated) of which at the time of determination the Company or TRC, as applicable, directly and/or indirectly, through one or more Subsidiaries, owns more than 50% of the shares or interests of Voting Stock/Interests of such entity.

“Subsidiary Guarantee” means the Guarantee provided by the Subsidiary Guarantors pursuant to Article Thirteen.

“Subsidiary Guarantors” means, subject to Section 1304, collectively, West Publishing, Thomson Reuters Applications and Thomson Reuters (Tax & Accounting), together with any other Subsidiary that provides a Subsidiary Guarantee with respect to a series of Securities hereunder, and “Subsidiary Guarantor” means any one of them.

“Thomson Reuters Applications” has the meaning specified in the preamble, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Thomson Reuters Applications” shall mean such successor Person.

“Thomson Reuters (Tax & Accounting)” has the meaning specified in the preamble, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Thomson Reuters (Tax & Accounting)” shall mean such successor Person.

“TRC” has the meaning specified in the preamble, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TRC” shall mean such successor Person.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means the Trust Indenture Act and the regulations thereunder and, in respect of Securities of any series offered solely in Canada and not concurrently in the United States, the applicable provisions of the Business Corporations Act (Ontario) and the regulations thereunder as amended or re-enacted from time to time.

“Trustee” and “Trustees” means, as the context requires, either or both of the Canadian Trustee and the U.S. Trustee, and if at any time it is not necessary to have both a Canadian Trustee and a U.S. Trustee, and either such Trustee is removed pursuant to Section 608, references to the “Trustee” shall mean only the remaining Trustee after such removal. For greater certainty, “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“U.S. Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“U.S. person” means “U.S. person” as that term is defined in Rule 902(k) of Regulation S.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean or include each Person who is then a Trustee hereunder. “United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock/Interests” means stock or interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, partners or trustees of a Subsidiary of the Company or TRC, as applicable (irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“West Publishing” has the meaning specified in the preamble, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “West Publishing” shall mean such successor Person.

“Wholly-owned Subsidiary” means any corporation, limited liability company, partnership, association or other entity (whether incorporated or unincorporated) of which at the time of determination TRC directly and/or indirectly, through one or more of its Subsidiaries, owns 100% of the shares or interests of Voting Stock/Interests of such entity.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc. to Trustees, Company and Guarantor Parties.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Canadian Trustee by the U.S. Trustee, any Holder, TRC, any Subsidiary Guarantor or by the Company shall be sufficient for every purpose hereunder if delivered to an officer of the Canadian Trustee at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario, M5J 2Y1, Canada, Attention: Manager Corporate Trust Services, or if sent by facsimile transmission (with receipt confirmed) to Computershare Trust Company of Canada, Attention: Manager, Corporate Trust Services at (416) 981-9777, shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (New York City time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Notice to the Canadian Trustee may also be provided by e-mail at corporatetrust.toronto@computershare.com so long as the Canadian Trustee confirms its receipt of the e-mail by return reply, and the time of delivery shall be the time such return reply is sent by the Canadian Trustee. The Canadian Trustee may from time to time notify the Company of a change in address, email address or facsimile number which thereafter, until changed by like notice, shall be the address, e-mail address or facsimile number of the Canadian Trustee for the purposes of this Indenture.

(2) the U.S. Trustee by the Canadian Trustee, any Holder, TRC, any Subsidiary Guarantor or by the Company shall be sufficient for every purpose under this Indenture if delivered to a Responsible Officer of the U.S. Trustee at Trust & Agency Services, 1 Columbus Circle, Mail Stop NYC01-0417, New York, NY 10019, United States, Attention: Trust and Securities Services, or if sent by facsimile transmission (with receipt confirmed) to Deutsche Bank Trust Company Americas, Attention: Trust and Securities Services at (732) 578-4635, shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (New York City time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The U.S. Trustee may from time to time notify the Company of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the U.S. Trustee for the purposes of this Indenture.

(3) the Company or a Subsidiary Guarantor by a Trustee, TRC or by any Holder shall be sufficient for every purpose hereunder if delivered to the Company or a Subsidiary Guarantor at Thomson Reuters, 3 Times Square, New York, New York 10036, United States, Attention: General Counsel’s Office, shall be deemed to be validly given at the time of delivery if it is received prior to 4:00 p.m. (New York City time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Notice to the Company or a Subsidiary Guarantor may also be provided by e-mail at legal@thomsonreuters.com so long as the Company or an applicable Subsidiary Guarantor confirms its receipt of the e-mail by return reply, and the time of delivery shall be the time such return reply is sent by the Company or an applicable Subsidiary Guarantor. The Company or a Subsidiary Guarantor may from time to time notify the Trustees of a change in address or e-mail address which thereafter, until changed by like notice, shall be the address or email address of the Company and the Subsidiary Guarantors for the purposes of this Indenture.

(4) TRC by the Company, a Subsidiary Guarantor, a Trustee or by any Holder shall be sufficient for every purpose hereunder if delivered to TRC at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada, Attention: Chief Legal Officer and Company Secretary, shall be deemed to be validly given at the time of delivery if it is received prior to 4:00 p.m. (New York City time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Notice to TRC may also be provided by e-mail at legal@thomsonreuters.com so long as TRC confirms its receipt of the e-mail by return reply, and the time of delivery shall be the time such return reply is sent by TRC. TRC may from time to time notify the Trustees of a change in address or e-mail address which thereafter, until changed by like notice, shall be the address or email address of TRC for the purposes of this Indenture.

SECTION 106. Notice to Holders; Waiver.

(a) Other than as set forth in Section 106(b), where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given to each such Holder affected by such event (unless otherwise herein expressly provided) if in writing and (i) mailed, first-class postage prepaid; or (ii) delivered by certified or registered mail or overnight courier. Notice shall be given to a Holder at its address as it appears in the Security Register as reflected in the Trustee’s records or as provided by a Holder to the Trustee or the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Neither the failure to mail, deliver or send such notice, nor any defect in any notice so mailed, delivered or sent to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed, delivered or sent to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

(b) Where this Indenture provides for notice of any event to a Holder of a global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) in writing and (i) delivered in person; or (ii) sent by e-mail, so long as such Depositary confirms his receipt of the e-mail by return reply. Notice shall be given to such Depositary at its address as it appears in the Security Register or its e-mail address as reflected in the Trustee’s records or as provided by the Depositary to the Trustee or the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(c) In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

(d) Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by each of the Company and the Guarantor Parties shall bind its respective successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law and Waiver of Jury Trial.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. For greater certainty, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties, or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

SECTION 112. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date (if applicable) or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment or other location contemplated hereunder, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment or other location contemplated hereunder on such date, but may be made on the next succeeding Business Day at such Place of Payment or other location contemplated hereunder with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date (if applicable), or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date (if applicable), Stated Maturity or Maturity, as the case may be.

SECTION 113. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) By the execution and delivery of this Indenture, TRC (i) acknowledges that it has irrevocably designated and appointed Thomson Reuters Holdings Inc., 3 Times Square, New York, New York 10036, United States, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or state court in the City of New York or brought under federal or state securities laws or brought by either Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Thomson Reuters Holdings Inc., 3 Times Square, New York, New York 10036, United States and written notice of said service to TRC (mailed or delivered to TRC, attention: Chief Legal Officer and Company Secretary, at its principal office specified in the first paragraph of this Indenture and in the manner specified in Section 105 hereof), shall be deemed in every respect effective service of process upon TRC in any such suit or proceeding. TRC further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Thomson Reuters Holdings Inc., 3 Times Square, New York, New York 10036, United States in full force and effect so long as any of the Securities shall be outstanding.

(b) To the extent that TRC has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, TRC hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

(c) TRC hereby irrevocably and unconditionally waives, to the extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Securities in any federal or state court in the State of New York, Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 114. Conversion of Currency.

(a) The Company covenants and agrees that the following provisions shall apply to conversion of Currency in the case of the Securities and this Indenture:

(i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other Currency (the “Judgment Currency”) an amount due or contingently due under the Securities of any series and this Indenture (the “Required Currency”), then the conversion shall be made at the Market Exchange Rate prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the Market Exchange Rate prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the Market Exchange Rate prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders of Securities and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency due or contingently due under the Securities and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in Subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the applicable liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

SECTION 115. Currency Equivalent.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in one Currency (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in any other relevant Currency (the “Other Currency”) which is required to purchase such amount in the First Currency at the Market Exchange Rate on the date of determination.

SECTION 116. Securities in a Foreign Currency or in Euros.

Unless otherwise specified in or pursuant to a Board Resolution, a supplemental indenture or an Officer’s Certificate delivered pursuant to Section 301 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of the Securities of one or more series at the time Outstanding and, at such time, there are Outstanding Securities of any such affected series which are denominated in a Foreign Currency (including Euros), then the principal amount of the Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be the amount of Dollars which could be obtained for such principal amount at the Market Exchange Rate on the applicable record date, or if no such record date shall have been established, on the date that the taking of such action shall be authorized by Act of the Holders of all such affected series. The provisions of this paragraph shall also apply in connection with any other action taken by the Holders pursuant to the terms of this Indenture, including without limitation any action under Section 503.

SECTION 117. Conflict with Trust Indenture Legislation.

Each of the Company and the Trustees agrees to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Trust Indenture Legislation, such mandatory requirements shall prevail.

SECTION 118. Language Clause.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

SECTION 119. Shareholders, Officers and Directors Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 120. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Counterparts may be delivered via facsimile, electronic mail, electronic signatures (including, without limitation, DocuSign and AdobeSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

ARTICLE TWO

SECURITIES FORMS

SECTION 201. Forms Generally.

(a) The Securities, if any, of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with the rules of any securities exchange or to conform to usage as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303(c) for the authentication and delivery of such Securities. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b) The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

(c) The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication.

Subject to Sections 609 and 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated and issued under the Indenture as described herein.

[ ], as Trustee

By:
authorized signatory

THE CERTIFICATE OF THE TRUSTEE SIGNED ON THE SECURITIES WILL NOT BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY THE TRUSTEE AS TO THE VALIDITY OF THE INDENTURE OR OF THE SECURITIES OR OF THEIR ISSUANCE AND THE TRUSTEE WILL IN NO RESPECT BE LIABLE OR ANSWERABLE FOR THE USE MADE OF SUCH SECURITIES OR ANY OF THEM OR THE PROCEEDS THEREOF. THE CERTIFICATE OF THE TRUSTEE SIGNED ON THE SECURITIES WILL, HOWEVER, BE A REPRESENTATION AND WARRANTY BY THE TRUSTEE THAT THE SECURITIES HAVE BEEN DULY CERTIFIED BY OR ON BEHALF OF THE TRUSTEE PURSUANT TO THE PROVISIONS OF THE INDENTURE.

SECTION 203. Securities Issuable in Global Form.

(a) If Securities of or within a series are issuable in global form, as specified and contemplated by Section 301, then any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

(b) The provisions of the last sentence of Section 303(h) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303(h).

(c) Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of, (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

(d) Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security in registered form, the Holder of such permanent global Security in registered form.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities) and the Trustee of the Securities of the series;

(2) the Subsidiary Guarantors, if any, for such series of Securities, if other than as provided herein, and any Co-Obligor for such series;

(3) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107);

(4) the extent and manner, if any, to which payment on or in respect of Securities of that series will be senior or will be subordinated to the prior payment or other liabilities and obligations of the Company and the extent and manner, if any, to which payment on or in respect of the Guarantee will be senior or will be subordinated to the prior payment or other liabilities and obligations of the Guarantor Parties, as applicable;

(5) the percentage or percentages of principal amount at which the Securities of a series will be issued;

(6) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(7) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(8) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(9) the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(10) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(11) if other than minimum denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Securities of the series shall be issuable;

(12) if other than the Company or the Trustee, the identity of each Security Registrar and/or Paying Agent;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 503 or the method by which such portion shall be determined;

(14) if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto;

(15) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(16) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable;

(17) the designation of the initial Exchange Rate Agent, if any;

(18) if Sections 1202 and/or 1203 are not applicable to the Securities of the series and any deletion from, modification of, in addition to or in lieu of any of the provisions of Article Twelve with respect to Securities of that series whether or not consistent with the provisions of Article Twelve set forth herein;

(19) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(20) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1007) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(21) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and the circumstances under which and the place or places where any such exchanges may be made and if Securities of the series are to be issuable in global form, the identity of any initial Depositary therefor (and, if such Depositary is other than DTC or CDS, then such terms and conditions relating the deposit, registration, transfer and exchange of such Securities through the facilities of such other Depositary, and any other necessary or advisable terms specific to such Depositary);

(22) the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(23) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(24) if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(25) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(26) any applicable terms or conditions related to the addition or removal of any Co-Obligor or any Guarantor Party (other than TRC) in respect of Securities of the series;

(27) whether, under what circumstances and the Currency in which the Company and/or any of the Guarantor Parties will pay Additional Amounts as contemplated by Section 1005 on the Securities of the series and, if so, whether the Company and/or any of the Guarantor Parties will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(28) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company or TRC), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(29) the application, if any, of Section 1005 to the Securities of that series; and

(30) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Legislation).

(c) All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

(d) If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301(b)(11). With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Company by its President, Chief Financial Officer or a Vice President, and attested by a Vice President, its Secretary or an Assistant Secretary. The signature of any of these officers on the Securities may be the manual, electronic or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

(b) Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee or the Authenticating Agent, as applicable, for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee or the Authenticating Agent, as applicable, in accordance with such Company Order shall authenticate by the signature of the Trustee or the Authenticating Agent, as applicable, and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee or the Authenticating Agent, as applicable, for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

(d) In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee or the Authenticating Agent, as applicable, shall be entitled to receive, and (subject to Trust Indenture Legislation) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate pursuant to and in accordance with Section 102 stating:

(1) that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(2) that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(3) that such Securities when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

(4) that the Company has the corporate power to issue such Securities and has duly taken all necessary corporate action with respect to such issuance; and

(5) that the issuance of such Securities will not contravene the articles of incorporation or by-laws of the Company.

(e) Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

(f) The Trustee or the Authenticating Agent, as applicable, shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the own rights, duties or immunities of the Trustee or the Authenticating Agent, as applicable, under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or the Authenticating Agent, as applicable.

(g) Each Security shall be dated the date of its authentication.

(h) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or the Authenticating Agent, as applicable, by signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee or the Authenticating Agent, as applicable, shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

(b) If temporary Securities of any series are issued, the Company will cause the definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee or the Authenticating Agent, as applicable, shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange.

(a) So long as required by Trust Indenture Legislation, the Company shall keep at the Corporate Trust Office of the Canadian Trustee, or shall cause to be kept at the office or agency of a trust corporation registered under the Loan and Trust Corporations Act (Ontario), a securities register (the “Central Register”) of Holders of each series of Securities maintained in compliance with the laws of the Province of Ontario. The Company will cause the particulars of each such issue, exchange or transfer of Securities to be recorded in the Central Register. The Company shall initially be the central security registrar (the “Central Security Registrar”) for the purpose of registering Securities and transfers and exchanges of Securities in the Central Register as provided herein; provided, however, the Company may appoint from time to time one or more successor Central Security Registrars and may from time to time rescind any such appointment. If no longer required by Trust Indenture Legislation, the Company may appoint a Person other than the Company or a trust corporation registered under the Loan and Trust Corporations Act (Ontario) as the Central Securities Registrar.

(b) Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d) Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(e) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Depositary, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which shall be in the form of Securities as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

(f) If at any time the Depositary of a series notifies the Company that it is unwilling, unable or no longer qualifies to continue as Depositary of such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor depositary with respect to the Securities for such series. If a successor to the Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

(g) The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

(h) Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

(i) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(j) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(k) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

(l) The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(b) If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security (including without limitation, a surety bond) and/or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a good faith purchaser (as defined and to the extent required under the Business Corporations Act (Ontario)) or a protected purchaser (as defined in Article 8 of the Uniform Commercial Code), as applicable, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest (less any tax required by law to be deducted), if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest (less any tax required by law to be deducted), if any, on any Security may at the Company’s option be paid by (i) mailing a check for such interest (less any tax required by law to be deducted), payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account located in the United States or Canada maintained by the payee.

(b) Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to the Depositary with respect to that portion of such permanent global Security held for its account by the Depositary, for the purpose of permitting the Depositary to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

(c) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

(e) Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or non-U.S. taxing authorities from principal or interest payments hereunder.

SECTION 308. Persons Deemed Owners.

(a) Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(b) None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c) Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment (if applicable) shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and evidence of their disposal delivered to the Company.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Appointment and Resignation of Successor Exchange Rate Agent.

(a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable Market Exchange Rate and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any.

(b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee accepting such appointment executed by the successor Exchange Rate Agent.

(c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

(a) This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 1005) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when:

(1) either

(A) all Securities of such series theretofore authenticated and delivered, (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (1) an amount in the Currency in which the Securities of such series are payable, (2) Government Obligations in such Currency in which the Securities of such series are payable or (3) a combination thereof, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 605, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, except as otherwise provided in Section 301(b)(20) in respect of any series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest due on any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund or analogous payment when due by the terms of any Security (if applicable); or

(4) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor Party in this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Guarantor Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor Party under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other analogous bankruptcy or insolvency laws in the United States, or the issuance of a sequestration order or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Guarantor Party or in receipt of any substantial part of the property of the Company or any Guarantor Party, and any such decree, order or appointment continues unstayed and in effect for a period of 90 consecutive days; or

(6) the institution by the Company or any Guarantor Party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Guarantor Party to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or any Guarantor Party of a petition or answer or consent seeking reorganization or relief from creditors in respect of it or its property under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other analogous bankruptcy or insolvency laws in the United States or the consent by the Company or any Guarantor Party to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Guarantor Party, respectively, or of any substantial part of its property, or the making by the Company or any Guarantor Party of a general assignment for the benefit of creditors, or the admission by the Company or any Guarantor Party in writing of its inability to pay its debts generally as they become due or the taking by it of corporate action in furtherance of any of the aforesaid purposes; or

(7) any other Event of Default provided with respect to Securities of that series; or

(8) any Guarantee ceasing to be, or asserted by any Guarantor Party as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by this Indenture, including without limitation the release of any Guarantee in accordance with the terms of this Indenture.

SECTION 502. Notice of Defaults.

(a) If an Event of Default with respect to the Securities of any series shall occur and be continuing, the Trustee shall, within 90 days after the Trustee becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Holders of that series, and may, notwithstanding that no Default has occurred with respect to the Securities of any other series, give notice to the Holders of the Securities of such other series in the manner and to the extent provided in Trust Indenture Legislation, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series (if applicable), the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders of such series; and provided further that in the case of any Default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

(b) If notice of an Event of Default has been given to Holders and such Event of Default is thereafter remedied or cured prior to the acceleration of the indebtedness of the Company and the Guarantor Parties hereunder pursuant to Section 503, notice that such Event of Default is no longer continuing shall be given by the Trustee to the Persons to whom notice of such Event of Default was given pursuant to this Section, such notice to be given within a reasonable time, not to exceed 30 days, after the Trustee becomes aware that such Event of Default has been remedied or cured during such period of time.

SECTION 503. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in clause (1), (2), (3), (4), (7), or (8) of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee, acting on written direction of Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) of Section 501 occurs and is continuing, then in every such case the Trustee, acting on written direction of Holders of not less than 25% in principal amount of all the Securities then Outstanding may declare the principal amount (or, if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

(b) At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company, the Guarantor Parties and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or a Guarantor Party has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series),

(A) all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be),

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities,

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 514.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 504. Collection of Debt and Suits for Enforcement by Trustee.

(a) Each of the Company and the Guarantor Parties covenants that if

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company or the Guarantor Parties will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Company and the Guarantor Parties fail to pay such amounts forthwith upon such demand, the Trustee, upon receipt of a notice in writing to the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Securities of that series and upon being sufficiently indemnified, secured and funded to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, may, in its name as Trustee hereunder institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor Parties or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor Parties or any other obligor upon such Securities, wherever situated.

(c) If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 505. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor Parties or any other obligor upon the Securities or the property of the Company, the Guarantor Parties or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor Parties for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 605.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except as aforesaid, for the electing of a trustee in bankruptcy or other person performing similar functions.

SECTION 506. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or with respect to the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 507. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due to the Trustee in all of its capacities under this Indenture;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Company, the Guarantor Parties or any other Person or Persons entitled thereto.

SECTION 508. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of Section 501, or, in the case of any Event of Default described in clause (5) or (6) of Section 501, the Holders of not less than 25% in principal amount of all Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity, security and funding against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, security and funding has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of Section 501, or, in the case of any Event of Default described in clause (5) or (6) of Section 501, by the Holders of a majority or more in principal amount of all Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of Section 501, or of Holders of all Securities in the case of any Event of Default described in clause (5) or (6) of Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of Section 501, or of Holders of all Securities in the case of any Event of Default described in clause (5) or (6) of Section 501.

SECTION 509. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security, of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 510. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 511. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 512. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security of any series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 513. Control by Holders.

With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (1), (2), (3), (4), (7) or (8) of Section 501, and, with respect to all Securities, the Holders of not less than a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (5) or (6) of Section 501, provided that in each case

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not taking part in such direction.

SECTION 514. Waiver of Past Defaults.

(a) Subject to Section 503, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in clause (1), (2), (3), (7) or (8) of Section 501 (or, in the case of a default described in clause (5) or (6) of Section 501, the Holders of not less than a majority in principal amount of all Outstanding Securities may waive any such past default), and its consequences, except a default

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b) Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 515. Waiver of Stay or Extension Laws.

Each of the Company and each Guarantor Party covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and each Guarantor Party (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties, Rights and Responsibilities of Trustee.

(a) The Trustee shall undertake to perform such duties and only such duties, as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee.

(b) In the exercise of the rights, powers, and duties prescribed or conferred by the terms hereunder, the Trustee shall honestly and in good faith with a view to the best interests of the Holders and exercise that degree of care, diligence and skill of a reasonably prudent trustee acting in such capacity.

(c) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and act, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of Sections 601(a), (b) or (c);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding (or such lower threshold as may be applicable under this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(iv) no provision contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(v) it shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Company or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or such other persons to perform any act required of them by this Indenture;

(vi) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(vii) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) No provision of this Indenture shall be construed to relieve the Trustee from its duties, except to the extent permitted by Trust Indenture Legislation and provided that:

(i) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(ii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(iii) the Trustee may employ such experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for the negligent actions or misconduct or such parties or any of them;

(iv) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon (the cost of such services shall be added to and be part of the Trustee’s expenses to be paid by the Company hereunder);

(v) subject to Section 601(c), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(viii) the Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it;

(ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(x) the permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties;

(xi)  before taking any action hereunder at the request or direction of the beneficial owners or Holders, the Trustee may require that security, indemnity and funding satisfactory to it be furnished to it for the reimbursement of its fees, costs, liabilities and all expenses (including reasonable attorneys’ fees and expenses) which it may incur and to protect it against all liability, except liability which may result from its negligence or willful misconduct, by reason of any action so taken; and

(xii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(f) Whether or not therein and expressly so provided, except to the extent expressly provided herein to the contrary, every provision of this Indenture relating to the conduct or effecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 603. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Legislation, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 604. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 605. Compensation and Reimbursement.

(a) The Company agrees, both before any default hereunder and thereafter until all the duties of the Trustee shall be firmly and fully performed, except any such expense, disbursement, or advance as may arise from its negligence or willful misconduct:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee and its affiliates, their successors, assigns and each of their directors, officers, employees and agents, for, and to hold it harmless against, any claim, demands, assessments, interest, penalties, suits, actions, proceedings, losses, liabilities, damages, costs or expenses (including expert consultant and legal fees and disbursements on a solicitor and client basis) incurred without negligence or bad faith on its part, whatsoever arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this provision and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. or Canadian federal, state or provincial bankruptcy, insolvency or other similar law.

(d) The provisions of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee. Any amount due under this Section 605 and unpaid 30 days after request for such payment shall bear interest at the then current rate for overdue amounts charged by the Trustee.

(e) The remuneration of the Trustee hereunder shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of any court.

SECTION 606. Conflict of Interest.

(a) Each of the Trustees represents to the Company that, to the best of its knowledge, at the time of the execution and delivery hereof no material conflict of interest exists between the Trustee’s role as a fiduciary hereunder and the Trustee’s role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

(b) If, notwithstanding Section 606(a), any Trustee has a material conflict of interest, the validity and enforceability of this Indenture, of the Security Interest (if any) constituted by or under this Indenture and of the Securities of any series issued hereunder shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

(c) If any Trustee contravenes Section 606(a), the Company or the Holders of not less than 25% in aggregate principal amount of the Securities of any series affected thereby may apply to the Ontario Superior Court of Justice with respect to the Canadian Trustee or the U.S. federal or New York State court with respect to the U.S. Trustee for an order that the Trustee be replaced, and such court may make an order on such terms as it thinks fit.

SECTION 607. Corporate Trustee Required; Eligibility.

For as long as required by Trust Indenture Legislation, there shall be at all times a Trustee hereunder with respect to the Securities of each series which may be the Trustee hereunder for Securities of one or more series. Each Trustee shall be a Person which shall be eligible to act as Trustee under Trust Indenture Legislation and shall have a combined capital and surplus of at least $50,000,000 or such other amount required by Trust Indenture Legislation. For so long as required by the Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein and be subject to supervision or examination pursuant to the Trust and Loan Companies Act (Canada). A Trustee acting as Trustee in respect of Securities of any series offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada shall at all times satisfy the requirements of Sections 310(a)(1), 310(a)(2) and 310(b) of the Trust Indenture Act. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of a Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b) A Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantor Parties upon three months’ notice or such shorter period as agreed to by the Company and the Guarantor Parties. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) A Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) a Trustee shall fail to comply with the provisions of Trust Indenture Legislation or Section 606 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) a Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove such Trustee with respect to all Securities, or (ii) subject to Trust Indenture Legislation, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If a Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of a Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due to it under Section 605, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall upon payment of all amounts due to it under Section 605 duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by a Trustee or the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent, as the case may be, had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee or any successor Authenticating Agent, as the case may be, may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee or the Authenticating Agent; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 611. Appointment of Authenticating Agent.

(a) At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. federal or state or Canadian federal or provincial authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated, and issued under the Indenture described herein.

[ ], as Authenticating Agent

By:
as Authenticating Agent

By:
authorized signatory

SECTION 612. Acceptance of Trust.

Each Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Holders from time to time, subject to the terms and conditions of this Indenture.

SECTION 613. Trustee Not Required to Give Security.

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

SECTION 614. Trustee Not Required to Possess Securities.

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto.

SECTION 615. Protection of Trustee.

(a) The Trustee shall not incur any liability or responsibility whatsoever or in any way be responsible for the consequence of any breach on the part of the Company or the Guarantor Parties of any of the covenants contained in this Indenture or in any Securities or of any acts of the agents or employees of the Company.

(b) Neither the Trustee nor any affiliate of the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company or the Guarantor Parties.

(c) Nothing in this Indenture shall impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

(d) The Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

SECTION 616. Anti-Money Laundering and Anti-Terrorism Legislation Compliance.

Each Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause the Trustee to be in non-compliance with any applicable anti-money laundering, economic sanction or anti-terrorist legislation, regulation or guideline. Further, should a Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, economic sanction or antiterrorist legislation, regulation or guideline, then it shall have the right to resign on 10 Business Days written notice to the Company and the Guarantor Parties, provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10 Business Day period, then such resignation shall not be effective. The parties acknowledge that in accordance with Section 326 of the USA Patriot Act, the U.S. Trustee is required to obtain, verify, record and update information that identifies each person or legal entity that establishes a relationship or opens an account with the U.S. Trustee. Each party agrees that it will provide the U.S. Trustee with such information as it may reasonably request in order for the U.S. Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 617. Third Party Interests.

The Company and the Guarantor Parties hereby represent to the Trustees that any account to be opened by, or interest to be held by, the Trustees in connection with this Indenture, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company hereby agrees to complete, execute and deliver forthwith to the applicable Trustee a declaration, in such Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

SECTION 618. Privacy Laws.

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Trustees, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Each Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, each Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy compliant or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

SECTION 619. Force Majeure

In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEES AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders.

(a) A Holder may, upon payment to either Trustee of a reasonable fee and subject to compliance with any applicable requirement of Trust Indenture Legislation, require such Trustee to furnish within 15 days after receiving the statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Securities owned by each registered Holder, and (iii) the aggregate principal amount of Outstanding Securities, each as shown on the records of such Trustee on the day that the statutory declaration is delivered to such Trustee. The statutory declaration shall contain (i) the name and address of the Holder, (ii) where the Holder is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Company. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company nor any Guarantor Party nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation.

SECTION 702. Reports by the Company.

(a) The Company or TRC shall file with the Trustee such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Legislation at the times and in the manner provided pursuant to Trust Indenture Legislation. Any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee, upon written request.

(b) In the event that TRC is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise does not file on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the applicable rules and regulations promulgated by the Commission, TRC shall provide the Trustee:

(i) within 140 days after the end of each fiscal year, the information required to be contained in TRC’s annual information form required to be provided under the laws of Canada or any province thereof to security holders of a company with securities listed on The Toronto Stock Exchange whether or not TRC has securities so listed; and

(ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports in TRC’s quarterly reports required to be provided under the laws of Canada or any province thereof to security holders of a company with securities listed on The Toronto Stock Exchange, whether or not TRC has any of its securities so listed.

Such information will be prepared in accordance with U.S. or Canadian disclosure requirements, as applicable, and GAAP. Notwithstanding the foregoing, such forms and information shall be deemed provided to the Trustee pursuant to this clause (b) if such forms and information have been filed by TRC with the Commission or applicable Canadian securities regulatory authorities and are publicly available. Upon receipt of such reports, the Trustee shall, while such reports are current, maintain custody of same and make same available for inspection by Holders on their reasonable request. No obligation shall rest with the Trustee to analyze such reports or evaluate the performance of the Company as indicated therein, in any manner whatsoever.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. TRC and the Company May Consolidate, etc., Only on Certain Terms.

Neither TRC nor the Company shall amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a) the Person formed by such consolidation or amalgamation or into which TRC or the Company, respectively, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of TRC or the Company, respectively, substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, TRC’s or the Company’s obligation, respectively, for the due and punctual payment of the principal of (and premium, if any), including Redemption Price and Repayment Price, and interest on all the Securities and the performance of every covenant of this Indenture on the part of TRC or the Company, respectively, to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) TRC, the Company or such Person, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Person Substituted.

Upon any amalgamation or consolidation by the Company or TRC with or merger by the Company or TRC into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or TRC substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such amalgamation or consolidation or into which the Company or TRC is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of TRC or the Company, as applicable, under this Indenture with the same effect as if such successor Person had been named as TRC or the Company, as applicable, herein, and in the event of any such conveyance or transfer, TRC or the Company, as applicable, (which terms shall for this purpose mean the Person named as “TRC” or “Company”, as applicable, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

SECTION 803. Securities to Be Secured in Certain Events.

If, as a result of any amalgamation or consolidation of TRC or the Company with or merger of TRC or the Company with any other Person, or upon any conveyance, lease or transfer of the property of TRC or the Company as an entirety or substantially as an entirety to any other Person, any properties or assets of TRC or the Company, respectively, would become subject to a mortgage, pledge, charge, security interest or other encumbrance securing Debt, then unless such mortgage, pledge, charge, security interest or other encumbrance could be created without equally and ratably securing the Securities under this Indenture and any supplemental indenture thereto applicable to such series of Securities, TRC, the Company or such successor Person, as the case may be, prior to or simultaneously with such amalgamation, consolidation, merger, conveyance, lease or transfer, will, with respect to such properties or assets, secure the Securities Outstanding hereunder (together with, if TRC or the Company, respectively, shall so determine, any other Debt of TRC or the Company, respectively, now existing or hereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) all such Debt which upon such amalgamation, consolidation, merger, conveyance, lease or transfer is to become secured as to such properties or assets, or will cause such Securities to be so secured; provided that for the purpose of providing such equal and rateable or prior security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 503 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

(a) Without the consent of any Holders, the Company, TRC and the applicable Trustee (and any applicable Subsidiary Guarantor, solely in the case of supplemental indentures establishing the form or terms of any series of Securities pursuant to Section 901(a)(7) or amending any covenant, right or power of such Subsidiary Guarantor under Section 901(a)(1) and Section 901(a)(3)), at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to such Trustee, for any of the following purposes:

(1) to evidence the succession (or successive successors) of another Person to the Company, TRC or any Subsidiary Guarantor, as applicable, and the assumption by any such successor of the covenants and obligations of the Company, TRC or any Subsidiary Guarantor, as applicable, contained herein and in the Securities; or

(2) to evidence the addition of a co-obligor (each, a “Co-Obligor”) or one or more additional Guarantor Parties in respect of any or all series of Securities, as may be permitted in accordance with the terms of such Securities; or

(3) to add to the covenants of the Company and any Guarantor Party for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or any Guarantor Party; or

(4) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(5) to add to, change or eliminate any of the provisions of this Indenture with respect to one or more series; provided that any such addition or change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to secure the Securities pursuant to the requirements of terms of such Securities or otherwise; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to add or amend provisions for purposes of effecting the conversion or exchange of Securities or to facilitate issuances of Securities through the facilities of a Depositary other than DTC or CDS, to the extent permitted under the terms of such Securities as contemplated by Section 301; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(10) to close this Indenture with respect to the issuance, authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(11) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed, provided that any such action shall not adversely affect the interests of Holders of Securities of such series or any other series of Securities in any material respect; or

(12) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1202 and 1203; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(13) to add to or change or eliminate the provisions of this Indenture as shall be necessary to comply with Trust Indenture Legislation, provided that any such action shall not adversely affect the interests of Holders of Securities of such series or any other series of Securities in any material respect; or

(14) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(15) to conform the text of this Indenture or the terms of the Securities of any series to any corresponding provision of the prospectus, prospectus supplement, offering memorandum, offering circular, term sheet or other document pursuant to which such Securities were offered and setting forth the final terms of such Securities as evidenced in an Officer’s Certificate; or

(16) to make any other change that does not adversely affect the interests of Holders of Securities of any series in any material respect.

For greater certainty, a Subsidiary Guarantor shall not be required to enter into any supplemental indenture hereto, other than in the case of any supplemental indenture establishing the form or terms of any series of Securities pursuant to Section 901(a)(7) or amending any covenant, right or power of such Subsidiary Guarantor pursuant to Section 901(a)(1) or Section 901(a)(3) above.

SECTION 902. Supplemental Indentures with Consent of Holders.

(a) With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustees, the Company, TRC and the Trustees (and any applicable Subsidiary Guarantor, solely in the case of supplemental indentures amending any covenant, right or power of such Subsidiary Guarantor under Section 902(a)(4)) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 (except as contemplated by Section 801 and permitted by Section 901(a)), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 503 or the amount thereof provable in bankruptcy pursuant to Section 505, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 514 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security of such series with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1007, or the deletion of this proviso, in accordance with the requirements of Sections 609(b) and 901(a)(9);

(4) amend or modify the provisions of Article Thirteen (i) governing the Guarantee of TRC in a manner adverse to the rights of the Holders or (ii) governing the Guarantee of the Subsidiary Guarantors in a manner that reduces the terms and conditions of any obligations of the Subsidiary Guarantors in respect of the due and punctual payment of principal, premium, if any, Additional Amounts, if any, and interest of any Securities, provided, in each case, that this requirement shall not prohibit the release of any obligations of any Subsidiary Guarantor in accordance with the terms of this Indenture.

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. A Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Legislation.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay, on or before each due date, the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture. If payment is made on a due date, such payment shall be made by 11:00 a.m., New York City time, on such date.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Offices of the Trustees.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the applicable Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301, (i) with respect to a series of Securities for which DTC has been designated Depositary, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the U.S. Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands, and (ii) with respect to a series of Securities for which CDS has been designated Depositary, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in Toronto, Canada, and initially appoints the Canadian Trustee at its Corporate Trust Office as Paying Agent in such city and as its agents to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (or premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(e) Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request subject to applicable abandoned property or escheat law, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance.

So long as any of the Securities are Outstanding, each of the Company and the Guarantor Parties will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or treasurer as to his or her knowledge of the Company’s or the Guarantor Party’s, as applicable, compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. Additional Amounts.

(a) If specified pursuant to Section 301, in respect of any series of Securities issued hereunder, the Company and/or any of the Guarantor Parties shall agree to pay to the holder of any such Securities such Additional Amounts as provided in or pursuant to this Indenture and such Securities.

(b) At least 10 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or a Guarantor Party, as applicable, will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 10th day prior to the date on which payment under or with respect to the Securities is due and payable, in which case it will be promptly thereafter), the Company or a Guarantor Party, as applicable, will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mention, in any context, of the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable). The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

(c) The obligations of the Company and the Guarantor Parties under this Section 1005 shall survive any termination, defeasance, or discharge of this Indenture.

SECTION 1006. Corporate Existence; To Carry on Business.

So long as any of the Securities are Outstanding TRC will, itself or through its Subsidiaries, carry on its business in accordance with ordinary industry practice (which may include carrying on business in partnership). So long as any of the Securities are Outstanding, each of the Company and TRC will keep or cause to be kept proper books of account in relation to their businesses and the businesses of any of their Subsidiaries, as the case may be, and, subject to the other provisions of this Indenture, will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, and will not consolidate, amalgamate or merge with any other corporation or transfer their undertaking and property as an entirety or substantially as an entirety to any other Person, except in compliance with the provisions of Article Eight; provided, however, that nothing herein contained shall prevent the Company or TRC (including any of their Subsidiaries, as applicable) from ceasing to carry on any portion of their businesses (but not substantially all of the Company or TRC’s consolidated business, as applicable) or from ceasing to operate any premises or property if it shall be advisable and in the best interests of the Company or TRC, as applicable.

SECTION 1007. Waiver of Certain Covenants.

The Company or any Guarantor Party, as applicable, may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 803, Section 1005 to Section 1006, inclusive, or, as specified pursuant to Section 301 for Securities of such series, in any covenants of the Company or such Guarantor Party, as applicable, added to this Article Ten pursuant to Section 301 in connection with Securities of such series, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of each series affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable), shall in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or such Guarantor Party, as applicable, and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

(a) If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption on a pro rata basis, or by lot or such other method as the Trustee shall deem fair and appropriate in accordance with the procedures of the applicable Depositary, as applicable, and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301. The Trustee may make regulations with regard to the manner in which Securities are selected for redemption, and regulations so made shall be valid and binding upon all Holders.

(b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

(a) Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 106 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

(b) All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) that the redemption is for a sinking fund, if such is the case, and

(8) the CUSIP(s) if any,

(9) any conditions precedent for completion of such redemption.

(c) Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Twelve shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1202, or covenant defeasance of or within a series under Section 1203 in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1202. Defeasance and Discharge.

Upon the Company’s exercise of the option set forth in Section 1201 applicable to this Section with respect to any Securities of or within a series, each of the Company and each Guarantor Party shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1005 and the Guarantor Parties’ guaranty of such obligations pursuant to Article Thirteen, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to such Securities.

SECTION 1203. Covenant Defeasance.

Upon the Company’s exercise of the option set forth in Section 1201 applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantor Parties shall be released from their obligations under Sections 1002 and 1003, and, if specified pursuant to Section 301, their obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, notice, direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and the Guarantor Parties may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or Section 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

(a) The following shall be the conditions to application of either Section 1202 or Section 1203 to any Outstanding Securities of or within a series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), except as otherwise specified pursuant to Section 301 for the Securities of such series, or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity), except as otherwise specified pursuant to Section 301 for the Securities of such series, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any), and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) or (6) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or a Guarantor Party is a party or by which it is bound.

(4) In the case of an election under Section 1202, except where such election relates to a series of Securities offered to or held solely by persons that are not U.S. persons, the Company shall have delivered to the Trustee an Opinion of Counsel stating, subject to customary assumptions and exclusions, that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(6) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

(7) In the case of an election under Section 1203, except where such election relates to a series of Securities offered to or held solely by persons that are not U.S. persons, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(8) The Company is not “insolvent” within the meaning of U.S. Code Title 11 on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

SECTION 1205. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(b) Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1204(a)(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1204(a)(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated by the terms of any Security in respect of which the deposit pursuant to Section 1204(a)(1) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

(c) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

(d) Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1206. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

GUARANTEES

SECTION 1301. Guarantees.

Subject to this Article Thirteen, the Guarantor Parties hereby, jointly and severally as primary obligors and not merely as sureties, fully and unconditionally guarantee, on a senior unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Securities, this Indenture or the obligations of the Company or any other Guarantor Party hereunder or thereunder: (a) the due and punctual payment in full of the principal of, premium, if any, and interest on the Securities, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment in full of interest on the overdue principal of and premium, if any, any Additional Amounts and, to the extent permitted by law, interest, and the due and punctual payment in full of any other amounts payable to the Holders or the Trustee under the Securities, this Indenture and any other agreement with or for the benefit of the Holders, in their capacities as such, or the Trustee relating to the Company’s obligations under the Securities, this Indenture, or such other agreements, as applicable, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or pursuant to any other payment obligation hereunder, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 503, redemption or otherwise (clauses (a) and (b), collectively, the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor Parties shall be jointly and severally obligated to pay the same immediately. Each Guarantor Party agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor Party hereby agrees that its obligations with regard to its Guarantee shall be joint and several and full and unconditional, and such obligation shall exist irrespective of: (a) the validity or enforceability of the Securities or the obligations of the Company under this Indenture or any other agreement with or for the benefit of the Holders or the Trustee; (b) the absence of any action to enforce the same or the Guarantee or any waiver or consent by any Holder with respect to any provisions hereof or thereof; (c) the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or any other agreement with or for the benefit of the Holders or the Trustee; (d) any amendment to the terms of the Guaranteed Obligations; and (e) any action to enforce the same or any other circumstances (other than payment in full of the Guaranteed Obligations) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor Party. Each Guarantor Party further, to the extent permitted by applicable law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor Party, to (1) proceed against the Company, any other guarantor (including any other Guarantor Party) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor (including any other Guarantor Party) of the Guaranteed Obligations or any other Person, (3) proceed against or have resort to any balance of any deposit account or securities account or credit on the books of any Benefited Party or any other Guarantor Party in favor of the Company, any such other guarantor (including any other Guarantor Party) of the Guaranteed Obligations or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Benefited Party, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full and complete performance of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Guaranteed Obligations; (e) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor Party’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor Party’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims, (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (5) filing of claims with a court in the event of insolvency or bankruptcy of any Benefited Party; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related to any of the foregoing, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 1202, 1203 and 1304, each Guarantor Party hereby covenants that its Guarantee shall not be discharged except by payment in full and complete performance of the Guaranteed Obligations and the other obligations contained in its Guarantee and this Indenture. Each Guarantor Party also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1301.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor Party, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor Party, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor Party agrees that, until the payment in full of all Guaranteed Obligations, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, with respect to any Person arising by reason of any performance by it of this Guarantee, whether by subrogation or otherwise. Each Guarantor Party reserves all rights and remedies, direct or indirect, with respect to the Company arising by reason of any performance by it of this Guarantee, whether by subrogation or otherwise, and may exercise any such rights or remedies with respect to any Person at any time following the payment in full of all Guaranteed Obligations. Each Guarantor Party further agrees that, as between the Guarantor Parties, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 503 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (y) in the event of any declaration of acceleration of such obligations as Section 503, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor Parties for the purpose of this Guarantee. The Guarantor Parties shall have the right to seek contribution from any non-paying Guarantor Party so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 1302. Limitation on Subsidiary Guarantor Liability

(1) Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial, state or other law to the extent applicable to such Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under the Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Securities and this Indenture (including the Guaranteed Obligations) or (b) the amount, if any, which would not have (i) rendered the Subsidiary Guarantor “insolvent” (as such term is defined in Title 11 of the U.S. Code and in the Debtor and Creditor Law of the State of New York) or (ii) left it with unreasonably small capital at the time its Guarantee with respect to the Securities was entered into, after giving effect to the incurrence of existing debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee with respect to the Securities and this Indenture is the amount described in clause (1)(a) of this Section 1302 unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b) of this Section 1302.

(2) In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 1302(1), the right of each Subsidiary Guarantor to contribution from other Guarantor Parties and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 1303. Evidence of Guarantee.

The Guarantee of each Guarantor Party shall be evidenced by the execution and delivery of this Indenture and/or the supplemental indenture thereto for the applicable series of Securities, each of which shall be executed on behalf of such Guarantor Party by any of its officers. Such execution may be effected pursuant to a valid power of attorney.

If an Officer whose signature is on this Indenture and/or the applicable supplemental indenture, no longer holds that office at the time the Trustee authenticates the Security that is subject to such Guarantee, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustees, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor Parties.

SECTION 1304. Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of (x) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of any of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) TRC or a Wholly-owned Subsidiary of TRC, (y) any other transaction if, after giving effect to such transaction, any Subsidiary Guarantor is no longer a Wholly-owned Subsidiary of TRC or (z) such other circumstances provided in the supplemental indenture for a particular series of Securities, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee with respect to all series of Securities hereunder (in the case of clause (x) or (y)) or with respect to the series of Securities providing for such release (in the case of clause (z)); provided that such transaction does not violate the applicable provisions of this Indenture. Upon delivery by the Company or TRC to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including Section 801 and that all conditions precedent under this Indenture for the Trustee to execute the documents it is being requested to execute in connection therewith and pursuant to this Section 1304 have been satisfied, if applicable, the Trustee shall promptly execute any documents (in form and substance reasonably satisfactory to the Trustee) reasonably required in order to evidence the full release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Subsidiary Guarantee as provided in this Section 1304, will remain liable for the full amount of all Guaranteed Obligations, in each case as provided in this Article Thirteen.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TR FINANCE LLC, as Issuer

By:
Name:
Title:

THOMSON REUTERS CORPORATION, as a Guarantor Party

By:
Name:
Title:

WEST PUBLISHING CORPORATION, as a Guarantor Party

By:
Name:
Title:

THOMSON REUTERS APPLICATIONS INC., as a Guarantor Party

By:
Name:
Title:

1

THOMSON REUTERS (TAX & ACCOUNTING) INC., as a Guarantor Party

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as U.S. Trustee

By:
Name:
Title:

By:
Name:
Title:

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